As filed with the Securities and Exchange Commission on September 19, 1997
                                            Registration No. 33-




                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                   THE FIRST AMERICAN FINANCIAL CORPORATION
            (Exact Name of registrant as specified in its charter)

CALIFORNIA                  6361                  95-1068610
(State or other      (Primary standard         (I.R.S. Employer
jurisdiction of          industrial          Identification No.)
incorporation         classification
or organization)        code number)

                             114 EAST FIFTH STREET
                       SANTA ANA, CALIFORNIA 92701-4642
                   (Address of principal executive offices)


                        FIRST AMERICAN CAPITAL TRUST I
            (Exact Name of registrant as specified in its charter)

DELAWARE                    6719                  33-0771544
(State or other      (Primary standard         (I.R.S. Employer
jurisdiction of          industrial          Identification No.)
incorporation         classification
or organization)        code number)


                             114 EAST FIFTH STREET
                       SANTA ANA, CALIFORNIA 92701-4642
                   (Address of principal executive offices)

       MARK R ARNESEN, ESQ.                       (Copy to)
             SECRETARY                        NEIL W. RUST, ESQ.
THE FIRST AMERICAN FINANCIAL CORPORATION         WHITE & CASE
  FIRST AMERICAN CAPITAL TRUST I            633 WEST FIFTH STREET
       114 East Fifth Street            LOS ANGELES, CALIFORNIA 90071
    Santa Ana, California 92701                 (213) 620-7700
          (714) 558-3211
   (Name, address and telephone
   number of agent for service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box.  [   ]

                                                   CALCULATION OF REGISTRATION FEE

                                                       PROPOSED           PROPOSED
                                     AMOUNT            MAXIMUM             MAXIMUM           AMOUNT OF
     TITLE OF SECURITIES             TO BE          OFFERING PRICE        AGGREGATE         REGISTRATION
       TO BE REGISTERED          REGISTERED(1)         PER UNIT        OFFERING PRICE           FEE


 8.50% Junior Subordinated        $100,000,000          $1,000          $100,000,000            N/A
 Debentures Due April 15,
 2012 of The First American
 Financial Corporation(2)
 8.50% Capital Securities           100,000             $1,000          $100,000,000          $30,303
 (Liquidation Amount $1,000
 per Capital Security) of
 First American Capital
 Trust I(3)

 Guarantee of The First               N/A                N/A                 N/A                N/A
 American Financial
 Corporation(4)

            Total               $100,000,000(5)         $1,000         $100,000,000(5)        $30,303

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
(2) The 8.50% Junior Subordinated Debentures Due April 15, 2012 of The First American Financial Corporation (the "Junior Subordinated Debentures") were originally purchased by First American Capital Trust I with the proceeds of the 8.50% Capital Securities (Liquidation Amount $1,000 per Capital Security) of the Trust (the "Capital Securities"). No separate consideration will be received for the Junior Subordinated Debentures distributed upon any liquidation of First American Capital Trust I.
(3) This Registration Statement is deemed to cover the Junior Subordinated Debentures, the rights of the holders of the Junior Subordinated Debentures under the Indenture (as defined herein), the rights of the holders of the Capital Securities of First American Capital Trust I under the Declaration (as defined herein) and the rights of the holders of the Capital Securities under the Guarantee.
(4) No separate consideration will be received for the Guarantee of The First American Financial Corporation.
(5) Such amount represents the aggregate liquidation amount of Capital Securities to be issued and exchanged hereunder and the aggregate principal amount of Junior Subordinated Debentures that may be distributed upon liquidation of First American Capital Trust I.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

        CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K
              SHOWING LOCATION IN PROSPECTUS OF ITEMS OF FORM S-4

 A.       INFORMATION ABOUT THE TRANSACTION
 1.       Forepart of Registration Statement and
          Outside Front Cover Page of Prospectus .     Outside Front Cover Page; Inside Front Cover
                                                       Page; Facing Page

 2.       Inside Front and Outside Back Cover Pages
          of Prospectus  . . . . . . . . . . . . .     Available Information; Incorporation of
                                                       Certain Information by Reference; Table of
                                                       Contents; Inside Front Cover Page

 3.       Risk Factors, Ratio of Earnings to Fixed
          Charges and Other Information  . . . . .     Summary; Risk Factors; Consolidated Ratio of
                                                       Earnings to Fixed Charges; The Trust; The
                                                       First American Financial Corporation
 4.       Terms of the Transaction . . . . . . . .     Outside Front Cover Page; Summary; Use of
                                                       Proceeds; Accounting Treatment;
                                                       Capitalization; The Exchange Offer;
                                                       Description of New Securities; Relationship
                                                       Among the New Capital Securities, the New
                                                       Junior Subordinated Debentures and the New
                                                       Guarantee; Description of Old Securities;
                                                       Certain U.S. Federal Income Tax
                                                       Consequences; Book-Entry Issuance; Benefit
                                                       Plan Considerations; Plan of Distribution;
                                                       Incorporation of Certain Information by
                                                       Reference

 5.       Pro Forma Financial Information  . . . .     Incorporation of Certain Information by
                                                       Reference
 6.       Material Contacts with the Company Being
          Acquired . . . . . . . . . . . . . . . .     Not Applicable

 7.       Additional Information Required for
          Reoffering by Persons and Parties Deemed
          to be Underwriters . . . . . . . . . . .     Not Applicable

 8.       Interests of Named Experts and Counsel .     Not Applicable
 9.       Disclosure of Commission Position on
          Indemnification for Securities Act
          Liabilities  . . . . . . . . . . . . . .     Not Applicable

 B.       INFORMATION ABOUT THE REGISTRANTS
                                                       Available Information; Incorporation of
 10.      Information with Respect to S-3              Certain Information by Reference; The First
          Registrants  . . . . . . . . . . . . . .     American Financial Corporation

 11.      Incorporation of Certain Information by      Incorporation of Certain Information by
          Reference  . . . . . . . . . . . . . . .     Reference

 12.      Information with Respect to S-2 or S-3
          Registrants  . . . . . . . . . . . . . .     Not Applicable
 13.      Incorporation of Certain Information by
          Reference  . . . . . . . . . . . . . . .     Not Applicable

 14.      Information with Respect to Registrants
          Other Than S-2 or S-3 Registrants  . . .     Not Applicable

 C.       INFORMATION ABOUT THE COMPANY BEING
          ACQUIRED

 15.      Information with Respect to S-3
          Companies  . . . . . . . . . . . . . . .     Not Applicable

 16.      Information with Respect to S-2 or S-3
          Companies  . . . . . . . . . . . . . . .     Not Applicable

 17.      Information with Respect to Companies
          Other Than S-2 or S-3 Companies  . . . .     Available Information; The Trusts

 D.       VOTING AND MANAGEMENT INFORMATION

 18.      Information if Proxies, Consents or
          Authorizations are to be Solicited . . .     Not Applicable

 19.      Information if Proxies, Consents or
          Authorizations are not to be Solicited or    Incorporation of Certain Information by
          in an Exchange Offer . . . . . . . . . .     Reference

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 1997
PROSPECTUS

                                 $100,000,000

                        FIRST AMERICAN CAPITAL TRUST I

                      Offer to exchange its 8.50% Capital
                     Securities (Liquidation Amount $1,000
                    per Capital Security), which have been
                    registered under the Securities Act of
                   1933, for any and all of its outstanding
                     8.50% Capital Securities (Liquidation
                      Amount $1,000 per Capital Security)

                    fully and unconditionally guaranteed,
                      to the extent described herein, by

                   THE FIRST AMERICAN FINANCIAL CORPORATION

      The Exchange Offer and Withdrawal Rights will expire at 5:00 p.m.,
         New York City time, on ____________ , 1997, unless extended.

     First American Capital Trust I, a Delaware statutory business trust (the "Trust") hereby offers, upon the terms and subject to conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (the "Letter of Transmittal"; together with the Prospectus, the "Exchange Offer"), to exchange up to $100,000,000 liquidation amount of its 8.50% Capital Securities (Liquidation Amount $1,000 per Security) (the "New Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like liquidation amount of its outstanding 8.50% Capital Securities (Liquidation Amount $1,000 per Security) (the "Old Capital Securities"), of which $100,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, The First American Financial Corporation, a California corporation (the "Company"), is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") and all of its 8.50% Junior Subordinated Debentures Due April 15, 2012 (the "Old Junior Subordinated Debentures"), of which $103,093,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.50% Junior Subordinated Debentures Due April 15, 2012 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

     The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain of the restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the rate at which Distributions (as defined herein) accumulate thereon and

(iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement, dated as of April 22, 1997 (the "Registration Rights Agreement"), among the Company, the Trust and the Initial Purchasers (as defined herein) of the Old Capital Securities. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).



     SEE "RISK FACTORS" BEGINNING ON PAGE 24 HEREOF FOR CERTAIN INFORMATION RELEVANT TO HOLDERS OF OLD CAPITAL SECURITIES THAT ARE CONSIDERING TENDERING THEIR OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.


                  THESE SECURITIES HAVE NOT BEEN APPROVED OR
                  DISAPPROVED BY THE SECURITIES AND EXCHANGE
               COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
               HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                  STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



              The date of this Prospectus is ____________, 1997.

     As used herein and as the context may require, unless expressly stated otherwise, (i) "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iii) "Guarantee" includes the Old Guarantee and the New Guarantee.

     The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent preferred undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the common undivided beneficial interests in the assets of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities, purchasing and holding the Junior Subordinated Debentures and engaging in only those activities necessary or incidental thereto. The Junior Subordinated Debentures will mature on April 15, 2012 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of New Securities-- Description of New Capital Securities--Subordination of Common Securities."

     The New Capital Securities will be issued pursuant to, and entitled to the benefits of, the Declaration (as defined below) governing the Old Capital Securities. The New Junior Debentures will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined below) governing the Old Debentures.

     Except as described herein, the New Capital Securities will be represented by global New Capital Securities to be deposited with a custodian for and registered in the name of a nominee for The Depository Trust Company ("DTC"). Beneficial interests in the global New Capital Securities will be shown on, and transfers thereof will be effected only through, the records maintained by DTC and its direct and indirect participants. Beneficial interests in such New Capital Securities will trade in DTC's Same-Day Funds

Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. The New Capital Securities will be issued, and may be held or transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities). Accordingly, each holder must own at least 100 New Capital Securities. See "Description of New Securities--Description of New Capital Securities-- Restrictions on Transfer."

     Holders of the New Capital Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the most recent distribution date on the Old Capital Securities surrendered in exchange for New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from April 22, 1997. Such Distributions will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on the first such date following the date of original issuance of the New Capital Securities, at the annual rate of 8.50% of the Liquidation Amount of $1,000 per New Capital Security. The Distribution rate and the Distribution payment dates and other payment dates for the New Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures.

     Subject to certain exceptions, as described herein, the Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 8.50%, compounded semi-annually to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company or warrants, options or other rights where the Company's common stock is issuable upon the exercise thereof, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) as a result of an exchange or conversion (x) of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or (y) of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any employment agreement, benefit plan or similar agreement for the directors, officers, employees and consultants of the Company and its subsidiaries related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8.50% per annum, compounded semi-annually to the extent permitted by applicable law, and holders of the

Capital Securities will be required to recognize income (in the form of original issue discount) for United States federal income tax purposes prior to receipt of cash related to such income. See "Risk Factors--Options to Defer Interest Payments; Tax Consequences; Market Consequences", "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Defer Interest Payments" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     The Junior Subordinated Debentures are unsecured and subordinate to all Senior Indebtedness (as defined herein) of the Company and will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. As of June 30, 1997, approximately $13.2 million aggregate amount of Senior Indebtedness was outstanding, and the Company's subsidiaries had approximately $609.8 million of liabilities and other obligations. The terms of the Junior Subordinated Debentures place no limitation on the amount of Senior Indebtedness that may be incurred by the Company or on the amount of liabilities and obligations of the Company's subsidiaries. See "Description of New Securities--Description of New Junior Subordinated Debentures--Subordination."

     The Company has, through the Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee" and "Description of New Securities--Description of New Guarantee." The Guarantee guarantees the payment of Distributions and payments on liquidation of the Trust or redemption or maturity of the Capital Securities, but in each case only to the extent of funds held by the Trust. See "Description of New Guarantee." If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust has insufficient funds to pay such Distributions. See "Risk Factors--Enforcement of Certain Rights by Holders of Capital Securities" and "--Rights under the New Guarantee." The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Company and will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries.

     The Capital Securities are subject to mandatory redemption upon the repayment of Junior Subordinated Debentures at maturity or their earlier redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company at any time, in whole but not in part, in certain circumstances as described under "Description of New Securities-- Description of New Junior Subordinated Debentures--Special Event Redemption" at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures. See "Description of New Securities--Description of New Capital Securities--Redemption."

     The Company has the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. In the event of any such termination of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as required by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount of Junior Subordinated Debentures in exchange therefor, subject to certain exceptions. See "Description of New Securities-- Description of New Capital Securities--Liquidation Distribution Upon Dissolution."

     The Trust and the Company are making the Exchange Offer of the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee in reliance on the position of the staff of the Division of

Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Trust and the Company each believes that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer (a "Participating Broker-Dealer") holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the

Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities that represent an unsold allotment from the original sale of Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period of 180 days after the Expiration Date (as defined herein) or, if earlier, when all such Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "Exchange Offer--Resales of New Capital Securities."

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of this Prospectus as so amended or supplemented to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of New Securities may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. There can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Company and the Trust currently do not intend to apply for a listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System or any other system.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to the same rights and will be subject to the same limitations applicable thereto under the Amended and Restated Declaration of Trust, dated as of April 22, 1997 (as amended and supplemented from time to time, the "Declaration"), among the Company, Wilmington Trust Company, as property and Delaware trustee, and the regular trustees named therein (except for those rights that terminate upon consummation of the Exchange Offer). Following the consummation of the Exchange Offer, the holders of the Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on _____________, 1997 (such time on such date being hereinafter called, the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case, the term "Expiration Date" will mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions, which may be waived by the Company (in its sole discretion), and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in any part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent distribution date on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from April 22, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last distribution date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been paid, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such distribution date or, if no such distributions have been paid or duly provided for, from and after April 22, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of the Old Capital Securities as of _______________, 1997.

     Neither the Company nor the Trust will receive any proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

     THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE HELD OR TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF NEW CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000, OR RESULTING IN A HOLDER'S HOLDING NEW CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND BE OF NO LEGAL EFFECT WHATSOEVER, ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NEW CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH NEW CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NEW CAPITAL SECURITIES.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM MARK R ARNESEN, VICE PRESIDENT AND SECRETARY, THE FIRST AMERICAN FINANCIAL CORPORATION, 114 EAST FIFTH STREET, SANTA ANA, CALIFORNIA 92701-4642, TELEPHONE NUMBER: (714) 558-3211. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ____________, 1997.

     NO EMPLOYEE BENEFIT OR OTHER PLAN OR INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

(EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE NEW CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASE OR HOLDING IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE NEW CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER
(A) THE PURCHASER AND HOLDER IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR
(B) THE PURCHASE AND HOLDING OF THE NEW CAPITAL SECURITIES IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING. SEE "BENEFIT PLAN CONSIDERATIONS."

                       NOTICE TO NEW HAMPSHIRE INVESTORS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                       FOR NORTH CAROLINA RESIDENTS ONLY

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                               TABLE OF CONTENTS

                                                                                Page

 Available Information . . . . . . . . . . . . . . . . . . . .
 Incorporation of Certain Information by Reference . . . . . .
 Summary . . . . . . . . . . . . . . . . . . . . . . . . . . .

 Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . .
 Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .
 Consolidated Ratio of Earnings to Fixed Charges . . . . . . .

 Accounting Treatment  . . . . . . . . . . . . . . . . . . . .
 Capitalization  . . . . . . . . . . . . . . . . . . . . . . .
 The Trust . . . . . . . . . . . . . . . . . . . . . . . . . .

 The First American Financial Corporation  . . . . . . . . . .
 The Exchange Offer  . . . . . . . . . . . . . . . . . . . . .
 Description of New Securities . . . . . . . . . . . . . . . .
 Relationship Among the New Capital Securities, the New
    Junior Subordinated Debentures and the New Guarantee . . .

 Description of Old Securities . . . . . . . . . . . . . . . .
 Certain United States Federal Income Tax Consequences . . . .
 Book-Entry Issuance . . . . . . . . . . . . . . . . . . . . .

 Benefit Plan Considerations . . . . . . . . . . . . . . . . .
 Plan of Distribution  . . . . . . . . . . . . . . . . . . . .
 Legal Matters . . . . . . . . . . . . . . . . . . . . . . . .

 Experts . . . . . . . . . . . . . . . . . . . . . . . . . . .


     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, THE DATE OF FILING WITH THE COMMISSION, OR THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding the Company. In addition, such materials can be inspected at the office of the New York Stock Exchange, on which certain securities of the Company are listed. This Prospectus does not contain all the information set forth in the registration statement of which this Prospectus forms a part (the "Registration Statement"), which the Company and the Trust have filed with the Commission under the Securities Act, and to which reference is hereby made, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

     No separate financial statements of the Trust have been included or incorporated by reference herein. The Company and the Trust do not believe such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Trust are owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and (iii) the obligations of the Trust under the Capital Securities are guaranteed by the Company to the extent described herein. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee."

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company and the Trust hereby incorporate by reference in this Prospectus the following documents: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act; and (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act.

     Each document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in or incorporated by reference in this Prospectus. Holders of Old Capital Securities are urged to read this Prospectus and such incorporated information and financial statements in their entirety before tendering their Old Capital Securities in the Exchange Offer.

                                   THE TRUST

     First American Capital Trust I (the "Trust") is a statutory business trust created under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to a declaration of trust (as amended and restated, the

"Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Company has acquired and directly owns Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust used all the proceeds derived from the issuance of the Old Capital Securities and the Common Securities to purchase the Old Junior Subordinated Debentures. Following the consummation of the Exchange Offering, the assets of the Trust will consist solely of the New Junior Subordinated Debentures. The Trust exists for the exclusive purpose of
(i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in and holding the Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments made thereunder will be the sole revenue of the Trust. See "The Trust."

                                  THE COMPANY

     The First American Financial Corporation ("First American" or the "Company") was organized in 1894 as Orange County Title Company, succeeding to the business of two title abstract companies founded in 1889 and operating in Southern California. In 1924, the Company commenced issuing title insurance policies. In 1986, the Company began a diversification program by acquiring and developing financial service businesses closely related to the real estate transfer and closing process. The Company is a California corporation with executive offices located in Santa Ana, California.

     The Company believes it is the leading provider of real estate-related financial and information services to real property buyers and mortgage lenders in the United States. The Company's products and services include title insurance; real estate tax monitoring; mortgage credit reporting; mortgage loan servicing systems; property information; flood zone determination; home warranty services; appraisal services and mortgage document preparation. The Company also provides trust and limited banking services. The title insurance and real estate information segments operate through networks of offices nationwide. The Company, through its subsidiaries, transacts its title insurance business through a network of more than 300 branch offices and over 4,000 independent agents. The Company also offers its title services in Australia, the Bahamas Islands, Bermuda, Canada, Guam, Mexico, Puerto Rico, the U.S. Virgin Islands and the United Kingdom. Home warranty services are available in certain counties of Arizona, California, Nevada, North Carolina, South Carolina, Texas and Washington. The trust, banking and thrift businesses operate in Southern California only. See "The First American Financial Corporation."

                              THE EXCHANGE OFFER

     Up to $100,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 in excess thereof, provided that if any Old Capital Securities are tendered for exchange in part, the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy certain of their obligations under the Registration Rights Agreement, dated as of April 22, 1997 (the "Registration Rights Agreement"), among the Company, the Trust and the Initial Purchasers (as defined herein) of the Old Capital Securities. See "The Exchange Offer--Procedures for Tendering Old Capital Securities."

     EXPIRATION DATE

     The Expiration Date of the Exchange Offer will be 5:00 p.m., New York City time, on ________________, 1997, unless the Exchange Offer is extended by the Company and the Trust (such time on such date, the "Expiration Date").

See "The Exchange Offer--Expiration Date; Extensions; Amendments."

     CONDITIONS TO EXCHANGE OFFER

     The Exchange Offer is subject to certain conditions, which may be waived by the Company in its sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer--Conditions to Exchange Offer." The Company reserves the right in its sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Extensions; Amendments."

     WITHDRAWAL RIGHTS

     Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to Wilmington Trust Company, as exchange agent (the "Exchange Agent"), in conformity with certain procedures set forth under "The Exchange
Offer--Withdrawal Rights."

     PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of the Letter of Transmittal. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Old Capital Securities." Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Company or the Trust. Such documents should be sent only to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer--Exchange Agent."

     RESALES OF NEW CAPITAL SECURITIES

     The Trust and the Company are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Trust and the Company each believes that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities

Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, any Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities that represent an unsold allotment from the original sale of Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period of 180 days after the Expiration Date (as defined herein) or, if earlier, when all such Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange

Offer--Resales of New Capital Securities."

     EXCHANGE AGENT

     The Exchange Agent is Wilmington Trust Company. The addresses and telephone and facsimile numbers of the Exchange Agent are set forth under "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

                              THE NEW SECURITIES

New Capital Securities        Up to $100,000,000 aggregate Liquidation Amount
                              of 8.50% Capital Securities (Liquidation Amount
                              $1,000 per Capital Security) evidencing
                              preferred undivided beneficial interests in the assets of the Trust. The holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption, liquidation or otherwise over the Common Securities. The New
                              Capital Securities will be issued and the Old
                              Capital Securities were issued under the Declaration. The New Capital Securities and any
                              Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. The terms of the New Capital Securities are identical in all material respects to the respective terms of the Old Capital Securities, except that the New
                              Capital Securities have been registered under the Securities Act and therefore will not be subject to certain of the restrictions on transfer applicable to the Old Capital
                              Securities and the New Capital Securities will not provide for any increase in the rate at which Distributions will accumulate thereon.
                              See "The Exchange Offer--Purpose and Effect of the Exchange Offer," "Description of New
                              Securities" and "Description of Old Securities."

Distributions                 Holders of the New Capital Securities will be
                              entitled to receive cumulative cash
                              Distributions at an annual rate of 8.50% of the Liquidation Amount of $1,000 per New Capital
                              Security, accumulating from the most recent distribution date on the Old Capital Securities surrendered in exchange for such New Capital
                              Securities or, if no distributions have been paid on such Old Capital Securities, from April
                              22, 1997. Such Distributions will be payable semi-annually in arrears on April 15 and October
                              15 of each year commencing on October 15, 1997.
                              Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day periods. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last distribution date on such Old Capital Securities prior to the original issue date of the New Capital

                              Securities or, if no such distributions have been paid, will not receive any accumulated distributions on such Old Capital Securities. Such holders will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such distribution date or, if no such distributions have been paid or duly provided for, from and after April 22, 1997. The Distribution rate and the Distribution and other payment dates for the New Capital Securities will correspond to the interest rate and interest and other payment dates on the New Junior Subordinated Debentures. See "Description of New Securities--Description of New Capital Securities."

New Junior
Subordinated Debentures       The New Junior Subordinated Debentures will be
                              identical in all material respects to the Old
                              Junior Subordinated Debentures, except that the New Junior Subordinated Debentures have been registered under the Securities Act and therefore will not be subject to certain of the restrictions on transfer applicable to the Old
                              Junior Subordinated Debentures and the New
                              Junior Subordinated Debentures will not provide for any increase in the rate at which interest will accrue thereon. The Junior Subordinated
                              Debentures will mature on April 15, 2012.  The
                              Junior Subordinated Debentures will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. In addition, the Company's obligations under the Junior Subordinated Debentures will be structurally subordinated to all existing and future liabilities and obligations of its subsidiaries. See "Risk Factors--Ranking of
                              Subordinate Obligations Under the Guarantee and the Junior Subordinated Debentures," "Risk
                              Factors--Status of Company as Holding Company" and "Description of New Securities--Description of New Junior Subordinated
                              Debentures--Subordination."

Right to Defer Interest       Subject to certain exceptions, the Company has
                              the right to defer payment of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior
                              Subordinated Debentures, from time to time, for up to 10 consecutive semi-annual periods (an
                              "Extension Period"). If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the New Capital
                              Securities will also be deferred for an
                              equivalent period and the Company may not, and may not permit any subsidiary of the Company to,
                              (i) declare or pay any dividends or
                              distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Junior Subordinated Debentures (other than
                              (a) dividends or distributions in common stock of the Company or warrants, options or other rights where the Company's common stock is issuable upon the exercise thereof, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) as a result of an exchange or conversion (x) of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or (y) of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and
                              (f) purchases of common stock related to the issuance of common stock or rights under any employment agreement, benefit plan or similar agreement for the directors, officers, employees, and consultants of the Company and its subsidiaries, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). During an Extension Period, interest on the Junior
                              Subordinated Debentures will continue to accrue
                              (and the amount of Distributions to which holders of the New Capital Securities are entitled will accumulate) at the rate of 8.50% per annum, compounded semi-annually, to the extent permitted by applicable law, and holders of the New Capital Securities will be required to recognize income (in the form of original issue discount) for United States federal income tax purposes prior to receipt of the cash related to such income. See "Risk
                              Factors--Option to Defer Interest Payments; Tax
                              Consequences; Market Consequences," "Description of New Securities-- Description of New Junior
                              Subordinated Debentures-- Option to Defer
                              Interest Payments" and "Certain United States
                              Federal Income Tax Consequences--Interest Income and Original Issue Discount."

New Guarantee                 The Company has, through the Guarantee, the
                              Declaration, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the New Capital
                              Securities. The New Guarantee is identical in all material respects to the Old Guarantee, except that the New Guarantee has been registered under the Securities Act. The
                              Guarantee guarantees the payment of
                              Distributions and payments on liquidation of the Trust or redemption or maturity of the New
                              Capital Securities, but in each case only to the extent of funds held by the Trust, as described herein. If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the New Capital Securities. The Guarantee does not cover payment of Distributions when the Trust has insufficient funds to pay such Distributions. See "Description of New
                              Securities--Description of New Guarantee" and
                              "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the
                              New Guarantee." The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Company and will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. See "Risk
                              Factors--Ranking of Subordinated Obligations
                              Under the New Guarantee and the New Junior
                              Subordinated Debentures" and "Description of New
                              Securities--Description of New Guarantee."

Redemption                    The New Capital Securities are subject to
                              mandatory redemption upon the repayment of Junior Subordinated Debentures at maturity or their earlier redemption. The Junior
                              Subordinated Debentures are redeemable prior to maturity at the option of the Company at any time, in whole but not in part, upon the occurrence of a Special Event (as defined herein) at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures.
                              See "Description of New Securities--Description of New Capital Securities--Redemption" and
                              "Description of New Securities--Description of
                              New Junior Subordinated Debentures--Special
                              Event Redemption."

Liquidation of the Trust      The Company has the right at any time to
                              terminate the Trust and cause the Junior
                              Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common
                              Securities in liquidation of the Trust. In the event of the termination of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior
                              Subordinated Debentures.  See "Description of
                              New Securities--Description of New Capital
                              Securities-- Liquidation Distribution Upon
                              Dissolution."

Transfer The New Capital Securities will be issued, and may be transferred, only in blocks having an aggregate Liquidation Amount of not less than $100,000 (100 New Capital Securities). Any transfer, sale or other disposition of New Capital Securities in a block having an aggregate Liquidation Amount of less than $100,000, or resulting in a holder's holding New Capital Securities in a block having a Liquidation Amount of less than $100,000, shall be deemed to be void and of no legal effect whatsoever. See "Description of New Securities--Description of New Capital Securities-- Restrictions on Transfer."

Use of Proceeds               Neither the Company nor the Trust will receive
                              any proceeds from the issuance of the New
                              Securities offered hereby.  See "Use of
                              Proceeds."

Ratings It is expected that the New Capital Securities will be rated BBB- by Standard & Poor's Ratings Services ("S&P") and baa3 by Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal or suspension at any time by the assigning rating organization.

ERISA Considerations          Holders of Old Capital Securities must carefully
                              consider the restrictions on purchase set forth under "Benefit Plan Considerations" before tendering such Old Capital Securities for exchange in the Exchange Offer.


                SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The summary below should be read in connection with the financial information included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,1997, each of which is incorporated by reference herein.


                                                  Year Ended December 31,

                              1992           1993          1994          1995           1996
 INCOME STATEMENT DATA:                (Dollars in thousands, except per share data)
 REVENUES

   Operating revenues       $1,102,385    $1,379,781     $1,356,946    $1,227,185    $1,571,168
   Investment and other
   income                       13,082        18,645         19,447        23,031        26,398
                             1,115,467     1,398,426      1,376,393     1,250,216     1,597,566
 Expenses:

   Salaries and other
   personnel costs             339,229       397,902        423,328       431,984       531,250
   Premiums retained by
    agents                     378,547       504,375        533,598       413,444       516,593
   Other operating
    expenses                   188,361       222,934        232,532       260,611       327,744

   Provision for title
    losses and other
    claims                      98,214       125,588        110,230        90,387        86,487
   Depreciation and
   amortization                 15,114        16,333         19,796        18,002        22,207
   Interest                      6,038         4,419          6,267         6,242         4,796

   Minority interest             4,893         5,267          2,944         2,132         2,624
                             1,030,396     1,276,818      1,328,695     1,222,802     1,491,701
 Income before premium
 and income taxes               85,071       121,608         47,698        27,414       105,865
 Premium taxes                  13,613        17,617         15,453        13,627        16,676

 Income before income           71,458       103,991         32,245        13,787        89,189
 taxes
 Income taxes                   28,200        41,900         13,300         6,200        35,600
 Income before
 cumulative effect  of
 a change in accounting
 for income taxes               43,258        62,091         18,945         7,587        53,589

 Cumulative effect of a
 change in accounting
 for income taxes                   --         4,200             --            --            --
 Net income                 $   43,258    $   66,291     $   18,945   $     7,587   $    53,589
 PER SHARE DATA:<F1>

 Income before
 cumulative effect of a
 change in accounting
 for income taxes            $    4.55    $     5.47     $     1.66    $     0.67     $    4.68
 Cumulative effect of a
 change in accounting
 for income taxes                   --          0.37             --            --            --
 Net income per share       $     4.55   $      5.84     $     1.66    $     0.67    $     4.68

                                      Six Months Ended
                                          June 30,
                                     1996         1997

 INCOME STATEMENT DATA:
 REVENUES
   Operating revenues               $745,757      $819,872

   Investment and other
   income                             14,993        13,379
                                     760,750       833,251
 Expenses:
   Salaries and other
   personnel costs                   252,982       298,599

   Premiums retained by
    agents                           238,090       251,155
   Other operating expenses          157,475       180,668
   Provision for title losses
   and other claims                   42,463        41,049

   Depreciation and
   amortization                       10,007        13,122
   Interest                            2,510         3,660
   Minority interest                   1,484         1,294

                                     705,011       789,547
 Income before premium and
 income taxes                         55,739        43,704
 Premium taxes                         7,930         8,722
 Income before income taxes           47,809        34,982

 Income taxes                         19,800        13,600
 Income before cumulative
 effect  of a change in
 accounting for income taxes          28,009        21,382
 Cumulative effect of a change
 in accounting for income
 taxes                                    --            --


 Net income                        $  28,009     $  21,382
 PER SHARE DATA:<F1>
 Income before cumulative
 effect of a change in
 accounting for income taxes        $   2.45      $   1.85

 Cumulative effect of a change
 in accounting for income
 taxes                                    --            --
 Net income per share               $   2.45      $   1.85

                                                           December 31,
                                   1992          1993          1994           1995          1996

 BALANCE SHEET DATA:                       (Dollars in thousands, except per share data)
 Cash and invested assets       $  308,083    $  359,127    $   368,999    $  340,089    $  364,620

 Total assets                   $  691,279    $  786,448    $   828,649    $  873,778    $  979,794
 Notes and contracts            $   81,981    $   85,022    $    89,600    $   77,206    $   71,257
 payable
 Total stockholders' equity     $  216,842    $  283,718    $   292,110    $  302,767    $  352,465
 OTHER DATA:

 Loss ratio                           8.9%          9.1%           8.1%          7.4%          5.5%
 Ratio of debt to total
 capitalization<F2>                  25.3%         21.5%          22.1%         19.1%         16.0%
 Ratio of earnings
 to fixed charges                     12.8          24.5            6.1           3.2          19.6

 Cash dividends per share         $   0.41      $   0.51       $   0.60      $   0.60      $   0.69


                                       June 30,
                                  1996         1997

 BALANCE SHEET DATA:
 Cash and invested assets       $ 349,827      $376,345

 Total assets                   $ 930,596    $1,095,445
 Notes and contracts             $ 72,402       $39,846
 payable
 Total stockholders' equity      $325,269      $370,594
 OTHER DATA:

 Loss ratio                          5.7%          5.1%
 Ratio of debt to total
 capitalization<F2>                 17.2%          7.8%
 Ratio of earnings
 to fixed charges                    20.0          10.6

 Cash dividends per share         $  0.33      $   0.36


<F1>     Based upon the weighted average number of common shares outstanding.
<F2>     Capitalization includes minority interests and junior subordinated deferrable interest debentures.

                                 RISK FACTORS

     Prospective purchasers of the New Capital Securities should carefully review the information contained elsewhere in and incorporated by reference in this Prospectus and should particularly consider the following matters. Because holders of New Capital Securities may receive Junior Subordinated Debentures on termination of the Trust, prospective purchasers of New Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of New Securities--Description of New Capital Securities--Liquidation Distribution Upon Dissolution" and "Description of New Securities--Description of New Junior Subordinated Debentures." To the extent any of the information contained or incorporated by reference in this Prospectus constitutes a "forward-looking statement" as defined in Section 21E(i)(1) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Company under the Guarantee and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. At June 30, 1997, the Senior Indebtedness of the Company aggregated approximately $13.2 million. Neither the Indenture, the Guarantee nor the Declaration places any limitation on the amount of secured or unsecured Senior Indebtedness that may be incurred by the Company. See "Description of New Securities--Description of New Guarantee--Status of the New Guarantee" and "Description of New Securities-- Description of New Junior Subordinated Debentures--Subordination."

STATUS OF COMPANY AS HOLDING COMPANY

     As a holding company, the ability of the Company to make payments of interest and principal on the Junior Subordinated Debentures will be dependent primarily upon the receipt of dividends and other distributions from its subsidiaries. First American Title Insurance Company ("FATICO"), which is the Company's principal subsidiary, is subject to regulatory restrictions on its ability to pay dividends or make other payments to the Company. In 1997, the maximum amount of dividends, loans and advances available to the Company from FATICO is $49.7 million. In addition, the right of the Company to participate in any distribution of assets of any subsidiary, including FATICO, upon such subsidiary's liquidation or reorganization or otherwise, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any claims of the Company as a creditor of such subsidiary may be recognized as such. Accordingly, the New Capital Securities will effectively be subordinated to all existing and future liabilities and obligations of the Company's subsidiaries, and holders of the New Capital Securities should look only to the assets of the Company for payments on the New Capital Securities. As of June 30, 1997, the Company's subsidiaries had liabilities and obligations of approximately $609.8 million. See "The First American Financial Corporation."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF NEW CAPITAL SECURITIES

     If a Trust Enforcement Event (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Property Trustee (as defined herein) of its rights as a holder of the Junior Subordinated Debentures against the Company. The holders of a majority in aggregate Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated

Debentures. If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any record holder of New Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceedings against the Property Trustee or any other person or entity.

     If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the New Capital Securities or otherwise, and, in such event, holders of the New Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. However, in the event the Company failed to pay interest on or principal of the Junior Subordinated Debentures on any payment date on which such payment is due and payable, then a holder of New Capital Securities may (after lapse of any applicable cure period) directly institute a proceeding against the Company under the Indenture for enforcement of payment to such holder of the interest on or principal of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the New Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of New Capital Securities in such Direct Action. Except as set forth herein, holders of New Capital Securities will not be able to exercise directly any other remedy available to the holders of Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Securities--Description of New Capital Securities-- Trust Enforcement Events," "Description of New Securities-- Description of New Junior Subordinated Debentures--Indenture Events of Default" and "--Enforcement of Certain Rights by Holders of Capital Securities" and "Description of New Securities--Description of New Guarantee." The Declaration provides that each holder of New Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

OPTION TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES; MARKET CONSEQUENCES

     So long as no event of default under the Indenture has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the New Capital Securities by the Trust will be deferred during any such Extension Period but would continue to accumulate at the rate of 8.50% per annum, compounded (to the extent permitted by applicable law) semi-annually during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company and warrants, options or other rights where the Company's common stock is issuable upon the exercise thereof, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) as a result of an exchange or conversion (x) of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or (y) of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,

(e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any employment agreement, benefit plan or similar agreement for the directors, officers, employees and consultants of the Company and its subsidiaries, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. See "Description of New Securities- -Description of New Capital Securities--Distributions" and "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Defer Interest Payments."

     Should the Company defer payment of interest on the Junior Subordinated Debentures, a holder of New Capital Securities will be required to recognize income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of New Capital Securities will include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income, and will not receive the cash related to such income from the Trust if the holder disposes of the New Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of New Capital Securities."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the New Capital Securities is likely to be adversely affected. A holder that disposes of its New Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its New Capital Securities. In addition, as a result of the Company's right to defer interest payments, the market price of the New Capital Securities (which represent undivided beneficial interests in the Junior Subordinated Debentures) may be more volatile than the market prices of other similar securities where the issuer does not have such right to defer interest payments.

SPECIAL EVENT REDEMPTION

     Upon the occurrence of a Special Event (as defined below), the Company has the right, if certain conditions are met, to redeem the Junior Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby causing a mandatory redemption of the New Capital Securities. See "Description of New Securities- -Description of New Junior Subordinated Debentures--Special Event Redemption".

     A "Special Event" means a Tax Event or an Investment Company Event. A "Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after April 22,

1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority ( a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after April 22, 1997.

LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     Upon liquidation of the Trust, the Junior Subordinated Debentures may be distributed to the holders of the Capital Securities and Common Securities in exchange therefor. Under current United States federal income tax law and interpretations thereof, a distribution by the Trust of the Junior Subordinated Debentures pursuant to a liquidation of the Trust should not be a taxable event to the Trust or to holders of the New Capital Securities, and should result in a holder of the New Capital Securities receiving directly such holder's pro rata share of the Junior Subordinated Debentures (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of the occurrence of a Special Event or otherwise, the distribution of Junior Subordinated Debentures to holders of the New Capital Securities by the Trust would be a taxable event to the Trust and each holder, and U.S. Holders (as defined in "Certain United States Federal Tax Consequences") of the New Capital Securities would recognize gain or loss as if they had exchanged their New Capital Securities for the Junior Subordinated Debentures they received upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for New Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for New Capital Securities if a liquidation of the Trust occurs. Accordingly, the New Capital Securities or the Junior Subordinated Debentures that a holder of New Capital Securities may receive on liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the New Capital Securities offered hereby.

LIMITED VOTING RIGHTS

     Holders of New Capital Securities generally will have limited voting rights relating only to the modification of the New Capital Securities and certain other matters described herein. Holders of New Capital Securities will not be entitled to vote to appoint, remove or replace any of the Trustees (as defined below), which voting rights are vested exclusively in the holder of the Common Securities. The Trustees and the Company may amend the Declaration without the consent of holders of New Capital Securities to ensure that the Trust, (i) will be classified as a grantor trust for United States federal income tax purposes or (ii) will not be required to register as an "investment company" under the Investment Company Act unless, in either case, such action materially and adversely affects the interests of such holders. See "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of the Declaration."

RIGHTS UNDER THE GUARANTEE

     The Guarantee guarantees to the holders of the New Capital Securities the following payments or distributions (without duplication), to the extent not paid by or made by or on behalf of the Trust: (i) any accumulated and unpaid distributions required to be paid on the New Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the redemption price, including all accrued and unpaid distributions to the date of the redemption, with respect to any New Capital Securities called for redemption by the Trust, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the New Capital Securities in exchange therefor), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of the New Capital Securities after satisfaction of the liabilities to creditors of the Trust as required by applicable law. Wilmington Trust Company will act as the guarantee trustee (the "Guarantee Trustee") and will hold the Guarantee for the benefit of the holders of the New Capital Securities. Wilmington Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee and Delaware Trustee (as defined below) under the Declaration.

     The Guarantee is subordinate to all Senior Indebtedness. See "Description of New Securities--Description of the New Guarantee--Status of New Guarantee."

     The holders of not less than a majority in aggregate Liquidation Amount of the New Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the New Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding directly against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of distributions or amounts payable on redemption of the New Capital Securities or otherwise, and, in such event, holders of the New Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest or premium, if any, on or principal of the Junior Subordinated Debentures on the applicable payment date, then a holder of New Capital Securities may institute a Direct Action against the Company pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the New Capital Securities of such holder.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities that remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. To the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market in the Old Capital Securities that remain outstanding after the Exchange Offer could be adversely affected.

     The Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by December 2, 1997 (a "Registration Default"), the Company will pay additional interest ("Additional Interest") in respect of the Old Junior Subordinated Debentures and corresponding additional Distributions ("Additional Distributions") will become payable on the Old Capital Securities, with respect to the first 30-day period immediately following the occurrence of such Registration Default, in an amount equal to 0.25% per week per $1,000 Liquidation Amount of Old Capital Securities. The amount of Additional Interest (and corresponding Additional Distributions) will increase by an additional 0.25% per week per $1,000 Liquidation Amount of Old Capital Securities with respect to each subsequent 30-day period until such Registration Default has been cured, up to a maximum amount of Additional Interest (and corresponding Additional Distributions) of 0.50% per week per $1,000 Liquidation Amount of Old Capital Securities. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any Additional Distributions or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Securities." The New Capital Securities will not be entitled to any such increase in the Distribution rate thereon.

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (so long as the holders are not Affiliates) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The Old Capital Securities and the New Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities or New Capital Securities, as the case may be). See "Description of New Securities-- Description of New Capital Securities--Restrictions on Transfer" and "Description of Old Securities."
The Company and the Trust were advised by Chase Securities Inc. and UBS Securities LLC (collectively, the "Initial Purchasers") in connection with the offering of the Old Capital Securities that the Initial Purchasers intended to make a market in the Old Capital Securities. However, the Initial Purchasers are not obligated to make a market in the Old Capital Securities or the New Capital Securities, and any market-making activity with respect to the Old Capital Securities or the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Old Capital Securities or the New Capital Securities or as to the liquidity of or the trading market for the Old Capital Securities or the New Capital Securities. If an active public market does not develop, the market price and liquidity of the Old Capital Securities or the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are Affiliates may publicly offer for sale or resell the New Capital Securities only in compliance with provisions of Rule 144 under the Securities Act.

     Each Participating Broker-Dealer that receives New Capital Securities for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

     Delivery of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. None of the Company, the Trust or the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                                USE OF PROCEEDS

     Neither the Company nor the Trust will receive any proceeds from the issuance of the New Capital Securities. In consideration for delivering the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Company will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities and the Old Junior Subordinated Debentures surrendered in exchange for a like principal amount of Junior Subordinated Debentures will be retired and cancelled.

     The net proceeds to the Trust from the offering of the Old Capital Securities was approximately $100,000,000. All of the proceeds from the sale of Old Capital Securities were invested by the Trust in the Old Junior Subordinated Debentures. The Company has used approximately $92.7 million of the proceeds from the sale of the Old Junior Subordinated Debentures as follows: (i) approximately $27.7 million was used to repay all amounts outstanding under the variable rate indebtedness portion of the Credit Facility (as defined herein); (ii) approximately $25.0 million was used in connection with acquisitions by the Company, including the acquisition of Strategic Mortgage Services, Inc. (and its subsidiaries) (see "The First American Financial Corporation--Real Estate Information Services"); and (iii) approximately $40.0 million was used to repay intercompany debt with the Company's subsidiary, First American Title Insurance Company. The remaining $7.3 million of proceeds is expected to be used by the Company for general corporate purposes, which may include the repayment of amounts outstanding under the fixed rate indebtedness portion of the Credit Facility, the repayment of sale/leaseback obligations, the financing of the construction of a new corporate facility, investments in or extensions of credit to its subsidiaries and the financing of further acquisitions. The Company's borrowings under its bank credit agreement (the "Credit Facility") consist of $6,560,000 of fixed rate indebtedness bearing an interest rate of 9.38% per annum and maturing in April 1999; and, immediately prior to repayment, $27,690,000 of variable rate indebtedness bearing an interest rate at the higher of The Chase Manhattan Bank's prime lending rate or the federal funds rate plus 50 basis points.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The Company's consolidated ratio of earnings to fixed charges for each of the periods indicated are set forth below:


                                      Six Months
                                    Ended June 30,                 Year Ended December 31

                                    1997      1996      1996      1995      1994      1993      1992
 Earnings to
 Fixed Charges . . . . . . . .      10.6      20.0      19.6      3.2       6.1       24.5      12.8

     For purposes of computing the ratio of earnings to fixed charges, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges represent interest expense.

                             ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be presented in the consolidated balance sheet of the Company as a separate line item directly above stockholders' equity under the caption "Guaranteed Preferred Beneficial Interests in Company's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosures about the Capital Securities, the Junior Subordinated Debentures and the Guarantee will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as an expense in the consolidated statements of income.

                                CAPITALIZATION

     The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of the Company as of June 30, 1997.

                                   THE TRUST

     The Trust is a statutory business trust created under the Trust Act, pursuant to a declaration of trust and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Company has acquired and directly owns Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust used all of the proceeds derived from the issuance of the Old Capital Securities and the Common Securities to purchase the Old Junior Subordinated Debentures. Following the consummation of the Exchange Offer, the assets of the Trust will consist solely of the New Junior Subordinated Debentures. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in and holding the Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, there will initially be four Trustees (the "Trustees") for the Trust. Two of the Trustees (the "Regular Trustees") will be individuals who are employees or officers of or who are affiliated with the Company. The third trustee will be a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, Wilmington Trust Company will act as Property Trustee and as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities.

     The Property Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Junior Subordinated Debentures under the Indenture (as defined herein) as the holder of the Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least three; provided further that at least one Trustee shall be a Delaware Trustee, at least one Trustee shall be the Property Trustee and at least one Trustee shall be a Regular Trustee.

     The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the New Capital Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Trust Securities). See "The Exchange Offer--Fees and Expenses."

     The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities (including the New Capital Securities), except that upon the occurrence and during the continuation of an Event of Default under the Indenture arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Securities--Description of New Capital Securities--Subordination of Common Securities."

     For so long as the Capital Securities remain outstanding, the Company will covenant (i) to maintain 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act, and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

     The rights of the holders of the New Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Act. See "Description of New Securities--Description of New Capital Securities."

     The location of the principal executive office of the Trust is c/o The First American Financial Corporation, 114 East Fifth Street, Santa Ana, California 92701-4642, and its telephone number is (714) 558-3211.

                   THE FIRST AMERICAN FINANCIAL CORPORATION

OVERVIEW

     The Company, through its subsidiaries, is engaged in the business of providing real estate-related financial and information services, including title insurance, real estate tax monitoring, mortgage credit reporting, flood zone determination, mortgage loan servicing systems, property information, home warranty services, appraisal services and mortgage document preparation to real property buyers and mortgage lenders. The Company also provides trust and limited banking services.

     The location of the principal executive office of the Company is 114 East Fifth Street, Santa Ana, California 92701-4642, and its telephone number is
(714) 558-3211.

     Resales and refinancings of residential properties constitute the major source of the Company's revenues. Real estate activity is cyclical in nature and is affected greatly by the cost and availability of long term mortgage funds. Real estate activity and, in turn, the Company's revenue base, can be adversely affected during periods of high interest rates and/or limited money supply. However, this adverse effect is mitigated in part by the continuing diversification of the Company's operations into areas outside of its traditional title insurance business. Through growth and acquisitions, the Company believes it has become the United States' largest provider of real estate-related financial and information services. The Company has assembled an array of companies which, together, provide comprehensive services to the mortgage industry, commercial and residential real estate developers, home buyers and other customers.

     In addition to expanding its title insurance business, during the 1980's, the Company began expanding into other real estate-related financial and information services. The Company intends to continue its present acquisition policy in order to strengthen its position in existing markets as well as expanding into new markets both nationally and internationally. See "Recent Developments" below.

BUSINESS SEGMENTS

     TITLE INSURANCE

     Title insurance policies are insured statements of the condition of title to real property, showing priority of ownership as indicated by public records, as well as outstanding liens, encumbrances and other matters of record, and certain other matters not of public record. Policies are issued based on a title report prepared after a search of public records, maps, and documents and are typically requested when a title is transferred.

     Unlike other types of insurance policies, title insurance policies do not insure against future risk. Before issuing title policies, title insurers seek to limit their risk of loss by accurately performing title searches and examinations. The major expenses of a title company relate to such searches and examinations, the preparation of preliminary reports or commitments and the maintenance of title plants, and not from claim losses as in the case of property and casualty insurers. See "--Recent Developments."

     The Company, through FATICO and its other subsidiaries, transacts its title insurance business through a network of more than 300 branch offices and more than 4,000 independent agents. In 1996, the Company's title insurance operations generated $1.29 billion in revenues.

     Based on industry statistics showing gross title fees in the major areas in which the Company operates, in 1995 the Company had the largest or second largest share of the title insurance market in 33 states and in the District of Columbia. In addition, the Company's market share grew from 9.6% in 1982, when it became a national company, to 20.4% in 1995. Industry statistics for 1996 are not currently available. The Company's goal is to maintain its leadership position as a provider of title insurance and to capitalize on its opportunity for continued growth nationally and internationally.

     REAL ESTATE INFORMATION SERVICES

     In recent years management has developed a strategy to be a "one-stop" real estate information service company. To this end, in 1991 the Company acquired what was believed to be the second largest tax service company, and in 1995 acquired what were believed to be the largest mortgage credit reporting company and the largest flood zone determination certification company in each case, in the U.S. The Company acquired Strategic Mortgage Services, Inc. in May, 1997 ("SMS"). SMS operates in lines of business similar to those of the Company. The acquisition of SMS has strengthened the Company's appraisal and credit reporting services, and has added a new line of business, mortgage document preparation. With these and other acquisitions, the Company believes that it is well positioned to expand market share of its core businesses by aggressive cross-marketing and bundled pricing. The Company's real estate information service products generate higher margins than its title insurance products.

     The majority of pre-tax profits generated by the Company from non-title business is derived from the real estate services business, which generated $52.6 million in pre-tax profits in 1996 and $247.8 million in revenues. Approximately 40% of the Company's pre-tax profits in 1996 were derived from its real estate information services businesses. These businesses are not regulated and hence not constrained by dividend statutes enforceable by the states in which the Company operates its title business or by constraints imposed by California on the Company's trust and banking business.

     First American Real Estate Information Services, Inc. ("FAREIS") has grown from its tax service origins into a diversified mortgage services company. FAREIS and its subsidiaries now serve mortgage originators, mortgage servicers, title companies, real estate attorneys, consumers as well as non-lending entities. The business was initially established in 1987 to advise real property mortgage lenders as to the status of tax payments on real property securing their loans. The Company's real estate information services also includes mortgage and other credit reporting services, flood zone determinations, mortgage loan servicing systems, property inspections, appraisal services and mortgage document preparation.

     The tax service business includes both real estate tax reporting as well as tax outsourcing and tax certification. The Company's tax service business reports on 11 million properties annually and is believed to be the second largest provider of tax services to the real estate market. The Company works with over 22,000 taxing authorities nationwide.

     First American CREDCO, Inc. ("CREDCO"), the Company's mortgage reporting entity, is believed by the Company to be the largest provider of these services in the United States and processes over 500,000 credit reports per month. CREDCO provides residential mortgage credit reports, prequalifying reports, merged credit data, resident screening services, business reports, credit scoring tools and personal credit reports. CREDCO has recently branched into the consumer lending and risk scoring areas, providing credit reporting and information management services to automobile dealers, consumers and home equity lenders nationwide. Approximately 20% of CREDCO's 1996 revenues were from non-real estate related sources.

     The Company is the leading provider of flood zone determinations. Flood compliance services consist of a broad range of information required by regulatory agencies regarding properties in flood zones. This business currently processes over 350,000 flood certifications per month.

     The property/field services business consists of processing single family home inspections and conducting field interviews with delinquent mortgagors and monitoring the condition of properties and assuring timely property preservation. The Company's acquisition in December 1996 of Ward Associates places the Company among the leaders in this business.

     The appraisal services business utilizes leading technology to provide national mortgage lenders with property-relative value assessments. With the acquisition of SMS the appraisal services business operates throughout the United States. Electronic appraisals are supplemented with qualified local appraisers.

     In April 1996, the Company acquired the Excelis Mortgage Loan Servicing System (MLS) ("Excelis MLS"), now known as Excelis, Inc. Excelis MLS is the only commercially available real-time on-line servicing system that has been developed since 1990 to meet increasingly sophisticated market demands. The software employs rules-based technology which enables the user to customize the system to fit its individual servicing criteria and policies.

     In May 1997, the Company purchased all of the operations of SMS, other than SMS' flood zone certification business. SMS is a leading provider of real estate information services to the U.S. mortgage and title insurance industries. The acquired businesses include SMS' credit division, which the Company believes is the third largest provider of U.S. mortgage credit information; SMS' property appraisal division, which the Company believes is the second largest provider of U.S. appraisal services; SMS' title division, which provides title and closing services throughout the United States, servicing primarily second mortgage originators; SMS' settlement services business, which provides title plant systems and accounting services, as well as escrow closing software, to the title industry; and a controlling interest in what is believed by the Company to be the largest mortgage document preparation firm.

     HOME WARRANTY

     The Company currently owns 79% of its home warranty business, with the remaining balance owned by management of this subsidiary. The home warranty business issues one-year warranties which protect homeowners against defects in household systems and appliances such as plumbing, water heaters, and furnaces. The warranties issued are for household systems and appliances only, not for the homes themselves. The Company's home warranty business currently operates in certain counties of Arizona, California, Nevada, North Carolina, South Carolina, Texas and Washington. The Company believes its home warranty business is the second largest in the United States based on contracts under service. First American has realized a 35% growth rate in the last two years in its home warranty business, generating $41.9 million in revenues in 1996.

     TRUST & THRIFT

     Since 1960, the Company has conducted a general trust business in California. In 1985, the Company formed a banking subsidiary into which its subsidiary trust operation was merged. As of December 31, 1996, the trust operations were administering fiduciary and custodial assets having a market value in excess of $1 billion.

     During 1988, the Company, through a majority owned subsidiary, acquired an industrial loan corporation (the "Thrift") that accepts thrift deposits and uses deposited funds to originate and purchase loans secured by commercial properties in Southern California. The loans made by the Thrift currently range in amount from $12,000 to $1,000,000 with an average loan balance of $247,000. Loans are made only on a secured basis, at loan-to-value percentages no greater than 75%. The Thrift specializes in making commercial real estate loans and financing commercial equipment leases. In excess of 91% of the Thrift's loans are made on a variable rate basis. The average yield on the Thrift's loan portfolio as of December 31, 1996, was 11%. The Thrift's average loan is 60 months in duration. Current deposits total $51.3 million and the loan portfolio totals $54.3 million.

RECENT DEVELOPMENTS

     In September 1997, the Company announced that it had reached agreement with Experian Information Solutions, Inc. ("Experian") to form a joint venture. This joint venture transaction has been approved by the board of directors of the Company and Experian, but remains subject to satisfactory documentation, satisfactory due diligence and receipt of required consents and approvals.

     The purpose of the joint venture is to combine FAREIS with Experian's Real Estate Solution's division ("RES"). The joint venture vehicle will be 80% owned by the Company and 20% owned by Experian, subject to certain put and call arrangements.

     RES is believed to be the nation's foremost supplier of core real estate data, providing, among other things, property valuation information, title information, tax information and imaged title documents.

     The Company believes that the joint venture will create the nation's largest and most diverse provider of information technology and decision support solutions for the mortgage and real estate industries.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with Chase Securities Inc. and UBS Securities LLC (collectively, the "Initial Purchasers"), pursuant to which the Company agreed to file and to use its reasonable best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities of the Trust with terms substantially identical to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities
(i) have been registered under the Securities Act and therefore will not be subject to certain of the restrictions on transfer applicable to the Old Capital Securities and (ii) will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by December [2], 1997 (a "Registration Default"), the Company will pay additional interest ("Additional Interest") in respect of the Old Junior Subordinated Debentures and corresponding additional Distributions ("Additional

Distributions") will become payable on the Old Capital Securities, with respect to the first 30-day period immediately following the occurrence of such Registration Default, in an amount equal to 0.25% per week per $1,000 Liquidation Amount of Old Capital Securities. The amount of Additional Interest (and corresponding Additional Distributions) will increase by an additional 0.25% per week per $1,000 Liquidation Amount of Old Capital Securities with respect to each subsequent 30-day period until such Registration Default has been cured, up to a maximum amount of Additional Interest (and corresponding Additional Distributions) of 0.50% per week per $1,000 Liquidation Amount of Old Capital Securities. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any Additional Distributions or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Junior Subordinated Debentures, of which $103,093,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF EXCHANGE

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $100,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Company will deliver, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $100,000,000 of New Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof provided that if any Old Capital Securities are tendered in exchange for part, the untendered Liquidation Amount must be $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, Old Capital Securities having an aggregate Liquidation Amount of $100,000,000 are outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities that are not tendered, or are tendered but not accepted, in connection with the Exchange Offer will remain outstanding and will remain entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS NOR ANY OFFICER OR EMPLOYEE OF THE COMPANY NOR ANY TRUSTEE OF THE TRUST OR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on _________ 1997, unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" will mean the latest date and time to which the Exchange offer is extended).

     The Company expressly reserves the right in its sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company determines, in its sole discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND DELIVERY OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will deliver to the Exchange Agent, New Capital

Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

     Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Old Capital Securities) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Company will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     VALID TENDER

     Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal and the untendered Liquidation Amount must be $100,000 or any integral of $1,000 in excess thereof. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     SIGNATURE GUARANTEES

     Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or
(ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a securities transfer association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     GUARANTEED DELIVERY

     If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i)   such tenders are made by or through an Eligible Institution;

        (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

       (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmation with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Company's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

     DETERMINATION OF VALIDITY

     All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company, in its sole discretion, whose determination will be final and binding on all parties. The Company reserves the absolute right, in its sole discretion, to reject any and all tenders it determines not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust or the Exchange Agent, nor any affiliates or assigns of the Company, the Trust or the Exchange Agent, nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     The Company and the Trust are making the Exchange Offer for the Old Capital Securities, the Old Junior Subordinated Debentures and the Old Guarantee in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Trust each believes that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Capital securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities that represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of this Prospectus, as so amended or supplemented, to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate Liquidation Amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust or the Exchange Agent, any affiliates or assigns of the Company, the Trust or the Exchange Agent, nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities that have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES AND OLD CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last distribution date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been made, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such distribution date or, if no such distributions have been made, from and after April 22, 1997.

CONDITIONS TO EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists or has not been satisfied:

          (a) there occurs a change in the existing interpretations by the staff of the Commission that permit the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than holders that are broker-dealers or Affiliates) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distributions of such New Capital Securities;

          (b) any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

          (c) any law, statute, rule or regulation has been adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

          (d) trading on the New York Stock Exchange, Inc. or generally in the United states over-the-counter market has been suspended by order of the Commission or any other governmental authority which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

          (e) a stop order has been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings have been initiated or, to the knowledge of the Company, threatened for that purpose; any governmental approval has not been obtained, which approval the Company, in its sole discretion, deemed necessary for the consummation of the Exchange Offer as contemplated hereby;

          (f) any change, or any development involving a prospective change, in the business or financial affairs of the Trust or the Company or any of the Company's subsidiaries has occurred which, in the judgment of the Company might materially impair the ability of the Company to proceed with the Exchange Offer; or

          (g) the Company or the Trust has received an opinion of counsel experienced in such matters to the effect that, as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (a) the Trust would be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (b) interest payable by the Company on the Junior Subordinated Debentures would not be deductible by the Company, in whole or in part, for United States federal income tax purposes, or (c) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     If the Company determines in its sole discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

By Mail/Overnight Delivery:   By Hand:
Wilmington Trust Company      Wilmington Trust Company
_______________________       _______________________
New York, New York _____      New York, New York _____
Attention: _______________    Attention: _______________

                          Telephone:  (212) ___-____
                          Facsimile:  (212) ___-____

     Delivery to any place other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will he billed directly to such tendering holder.

     Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF NEW SECURITIES

     References to "Capital Securities" means the New Capital Securities issued pursuant to the Exchange Offer and the Old Capital Securities not exchanged in the Exchange Offer.

DESCRIPTION OF NEW CAPITAL SECURITIES

     Pursuant to the terms of the Declaration, the Regular Trustees caused the Trust to issue the Old Capital Securities and will cause the Trust to issue the New Capital Securities. The Capital Securities represent undivided beneficial ownership interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. This summary of certain provisions of the New Capital Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration. Wherever particular defined terms of the Declaration (as supplemented or amended from time to time) are referred to herein, the definitions of such defined terms are incorporated herein by reference.

     GENERAL

     Up to $100,000,000 aggregate Liquidation Amount of New Capital Securities may be issued in connection with the consummation of the Exchange Offer. The New Capital Securities will rank pari passu, and payments will be made thereon from the assets of the Trust pro rata, with the Old Capital Securities that are not exchanged in the Exchange Offer. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the New Capital Securities. The Guarantee executed by the Company for the benefit of the holders of the Capital Securities will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the New Capital Securities when the Trust does not have sufficient funds available to make such payments. See "Description of New Securities--Description of New Guarantee." The Company's obligations under the Guarantee, taken together with its obligations under the Declaration, the Junior Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Common Securities and the New Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the New Capital Securities.

     The Declaration provides that the holders of New Capital Securities have no preemptive rights or rights to subscribe for any additional Trust Securities.

     DISTRIBUTIONS

     Distributions on each New Capital Security will be payable at the annual rate of 8.50% of the Liquidation Amount of $1,000, payable semi-annually in arrears on April 15 and October 15 of each year. Distributions will accumulate from the most recent distribution date on the Old Capital Securities surrendered in exchange for New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from April 22, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the New Capital Securities is not a Business Day (as defined herein), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee (as defined herein) is closed for business.

     Distributions on the New Capital Securities will be paid on the Distribution Dates payable to the extent that the Trust has funds available for the payment of such Distributions. The revenue of the Trust available for distribution to holders of its Capital Securities (including the New Capital Securities) will be limited to payments under the Junior Subordinated Debentures. See "Description of New Securities--Description of New Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities (including the New Capital Securities).

     So long as no Indenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such extension, semi-annual Distributions on the New Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the New Capital

Securities are entitled will accumulate and compound semi-annually at the rate per annum of 8.50% thereof from the relevant payment date for such Distributions to the date of payment. The term "Distributions" as used herein shall include any such compounded amounts unless the context otherwise requires. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company or warrants, options or other rights where the Company's common stock is issuable upon the exercise thereof,
(b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) as a result of an exchange or conversion (x) of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or (y) of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock related to the issuance of common stock or rights under any employment agreement, benefit plan or similar agreement for the directors, officers, employees and consultants of the Company and its subsidiaries, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the foregoing requirements. See "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Defer Interest Payments."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debentures.

     Distributions on the New Capital Securities (other than Distributions on a Redemption Date) will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which shall be the first day of the month of the relevant Distribution Date. Distributions payable on any New Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such New Capital Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such New Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration.

     REDEMPTION

     Upon the repayment or redemption of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the New Capital Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the New Capital Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such New Capital Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date").

     The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company in whole (but not in part) at any time within 90 days following the occurrence of a Special Event. See "Description of New Securities--Description of the Junior Subordinated Debentures--Special Event Redemption." The proceeds of any such redemption will be used by the Trust to redeem Trust Securities. The Redemption Price shall be equal to 100% of the Liquidation Amount plus accrued and unpaid Distributions thereon to the Redemption Date.

     REDEMPTION PROCEDURES

     New Capital Securities redeemed on a Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the New Capital Securities shall be made and the Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has sufficient funds available for the payment of the Redemption Price. See also "--Subordination of Common Securities."

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of New Capital Securities to be redeemed at its registered address. If the Trust gives a notice of redemption in respect of the New Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, with respect to New Capital Securities held in global form, to the extent funds are available, the Property Trustee will deposit irrevocably with The Depository Trust Company ("DTC") or its nominee funds sufficient to pay the Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the New Capital Securities. See "Book-Entry Issuance." If any New Capital Securities are held in certificated form, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for such New Capital Securities funds sufficient to pay the Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the New Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any New Capital Security called for redemption shall be payable to the holders of such New Capital Security on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such New Capital Securities so called for redemption will cease, except the right of the holders of such New Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such New Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of New Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of New Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of New Securities--Description of New Guarantee," Distributions on such New Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the New Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding New Capital Securities by tender, in the open market or by private agreement.

     The Trust may not redeem the outstanding New Capital Securities unless all accrued and unpaid Distributions have been paid on all New Capital Securities for all semi-annual Distribution periods terminating on or prior to the date of redemption. If all of the New Capital Securities are in book-entry form, they will be redeemed as described below under "Book-Entry Issuance."

     LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The Company has the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in exchange therefor upon liquidation of the Trust. In the event of any such termination of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as required by applicable law, the holders of the New Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per New Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount of Junior Subordinated Debentures in exchange therefor, subject to certain exceptions. See "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

     Junior Subordinated Debentures may be distributed to holders in exchange for the New Capital Securities and in liquidation of the Trust. Under current law, such a distribution should be non-taxable, and should result in the holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Old Capital Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of the Junior Subordinated Debentures to holders would be a taxable event to the Trust and to each holder and a U.S. Holder would recognize gain or loss as if the holder had exchanged its New Capital Securities for the Junior Subordinated Debentures it received upon liquidation of the Trust. A U.S. Holder would accrue interest in respect of the Junior Subordinated Debentures received from the Trust in the manner described under "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     If the Company elects to liquidate the Trust and thereby cause the Junior Subordinated Debentures to be distributed to holders of the New Capital Securities in exchange therefor, the Company shall continue to have the right to redeem the Junior Subordinated Debentures upon the occurrence of a Special Event, as described under "Description of New Securities--Description of New Junior Subordinated Debentures--Special Event Redemption."

     Pursuant to the Declaration, the Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities and Common Securities; (iii) the repayment of all of the Capital Securities in connection with the maturity or redemption of all of the Junior Subordinated Debentures; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust.

     If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Trust shall be liquidated by the Regular Trustees as expeditiously as such Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Capital Securities and Common Securities their pro rata interest in the Junior Subordinated Debentures, unless such Distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount of the Trust Securities plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such securities and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holders to whom such Junior Subordinated Debentures are distributed. "Liquidation Amount" means the stated amount of $1,000 per Capital Security and Common Security.

     If the Company elects not to redeem the Junior Subordinated Debentures prior to maturity and the Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Trust Securities, the New Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures at the Stated Maturity.

     After the liquidation date is fixed for any Liquidation Distribution of Junior Subordinated Debentures to holders of the Capital Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as a record holder of Capital Securities in global form, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such Distribution and (iii) any certificates representing Capital Securities held in certificated form will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented for cancellation whereupon the Company will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

     TRUST ENFORCEMENT EVENTS

     An Indenture Event of Default constitutes a Trust Enforcement Event under the Declaration with respect to the Trust Securities; provided, however, pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration.

     Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the requisite aggregate principal amount of Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

     If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any record holder of Capital Securities (including New Capital Securities) may institute a Direct Action against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Junior Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise due and payable, then a record holder of Capital Securities may, on or after the respective due dates specified in the Junior Subordinated Debentures (and after the expiration of any applicable cure period), institute a proceeding directly against the Company under the Indenture for enforcement of payment on Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder.
In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such record holder of Capital Securities in such Direct Action.

     SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date or date of payment with respect to a Liquidation Distribution an Indenture Event of Default (as defined herein) shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "Description of New Securities-- Description of New Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the New Capital Securities will have no voting rights.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except pursuant to a subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of record of the Capital Securities of any notice of default which it receives with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall receive an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

     The Declaration may be amended from time to time by the Company and the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the Declaration or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes at all times that any Capital Securities and Common Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that any such action under clause (i) or (ii) above shall not adversely affect in any material respect the interests of any holder of Capital Securities or Common Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Capital Securities and Common Securities. The Declaration may be amended by the Company and the Regular Trustees with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Capital Securities and Common Securities and (ii) receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not cause the Trust to be taxable as a corporation for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act; provided, further that without the consent of each holder of Capital Securities and Common Securities affected thereby, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Capital Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Capital Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Capital Securities or Common Securities to institute suit for the enforcement of any such payment on or after such date.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration. The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel its Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company or any affiliate of the Company (including the Regular Trustees) shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     EXPENSES AND TAXES

     Under the terms of the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject.

     RESTRICTIONS ON TRANSFER

     The New Capital Securities will be issued, and may be transferred, only in blocks having an aggregate Liquidation Amount of not less than $100,000 (100 New Capital Securities). Any attempted transfer, sale or other disposition of New Capital Securities in a block having an aggregate Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be a holder of such New Capital Securities for any purpose, including but not limited to the receipt of Distributions on such New Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such New Capital Securities.

     REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the New Capital Securities.

     Registration of transfers of New Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required (i) to register or cause to be registered the transfer or exchange of the New Capital Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption or (ii) to register or cause to be registered the transfer or exchange of any New Capital Securities so selected for redemption.

     INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Trust Enforcement Event, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust

Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Capital Securities are entitled under the Declaration to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Capital Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     PAYMENT AND PAYING AGENCY

     Payments in respect of the Global Capital Securities (as defined herein) shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the New Capital Securities are held in certificated form, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register maintained by the Property Trustee. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.

     MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of the Company, with the consent of the Regular Trustees and without the consent of the holders of the Capital Securities and the Common Securities, the Delaware Trustee or the Property Trustee, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity (if not the Trust) either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or
(b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) if the Trust is not the successor entity, the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Company has received an opinion from counsel to the Company experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, (vii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee, and (viii) such successor entity (if not the Trust) expressly assumes all of the obligations of the Trust with respect to the Trustees. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

     MERGER OR CONSOLIDATION OF TRUSTEES

     Any corporation into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

     MISCELLANEOUS

     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the New Capital Securities.

     The Trust may not borrow money, issue debt, mortgage nor pledge any of its assets.

DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, dated as of April 22, 1997 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Indenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture.

     GENERAL

     Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof and the consideration paid by the Company for the Common Securities in the Old Junior Subordinated Debentures issued by the Company. The Company will exchange the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures as soon as practicable after the date hereof. No Old Junior Subordinated Debentures will remain outstanding after such exchange.

     The Junior Subordinated Debentures will be in the principal amount equal to the aggregate Liquidation Amount of the Capital Securities and the Common

Securities. The Junior Subordinated Debentures will bear interest at the annual rate of 8.50% of the principal amount thereof, payable semi-annually in arrears on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing October 15, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the first day of the month of the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.50% thereof, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable Interest Payment Date, as applicable.

     The Junior Subordinated Debentures will mature on April 15, 2012 (such date, the "Stated Maturity").

     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness (as defined below) of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise. See "--Subordination."

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

     OPTION TO DEFER INTEREST PAYMENTS

     So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.50%, compounded semi-annually to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures will be required to recognize income (in the form of original issue discount) for United States federal income tax purposes prior to receipt of cash related to such income. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company or warrants, options or other rights where the Company's common stock is issuable upon the exercise thereof,
(b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) as a result of an exchange or conversion (x) of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or (y) of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any employment agreement, benefit plan or similar agreement for the directors, officers, employees or consultants of the Company and its subsidiaries, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Regular Trustees and the Indenture Trustee notice of its election of such Extension Period not less than one Business Day prior to the record date with respect to the interest payment. The Property Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities.

     SPECIAL EVENT REDEMPTION

     If a Special Event occurs and, if the Junior Subordinated Debentures are held by the Trust, in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting the termination of the Trust and the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities and Common Securities in exchange therefor, be more than an insubstantial risk that a Special Event would continue to exist, then the Company shall have the right to redeem the Junior Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Special Event at a redemption price for the Junior Subordinated Debentures equal to 100% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date.

     If the Junior Subordinated Debentures are redeemed, the Trust must redeem Trust Securities, on a pro rata basis, having an aggregate Liquidation Amount equal to the aggregate principal amount of Junior Subordinated Debentures so redeemed. See "Description of New Securities--Description of New Capital Securities--Redemption."

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debentures.

     CERTAIN COVENANTS OF THE COMPANY

     The Company will covenant in the Indenture that if and so long as the Trust is the holder of all Junior Subordinated Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than United States withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust) but excluding obligations under the Trust Securities.

     The Company will not, and will not permit any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company or warrants, options or other rights where the Company's common stock is issuable upon the exercise thereof, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plans, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) as a result of an exchange or conversion (x) of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or (y) of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any employment agreement, benefit plan or similar agreement for the directors, officers, employees or consultants of the Company and its subsidiaries, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period) if at such time (x) there shall have occurred any event of which the Company has actual knowledge that (I) with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to Junior Subordinated Debentures and
(II) in respect of which the Company shall not have taken reasonable steps to cure, (y) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (z) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall be continuing.

     SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinated and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. During the pendency of any receivership, liquidation, reorganization, arrangement, adjustment, composition, bankruptcy, insolvency or similar proceedings relative to the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Indebtedness before the holders of Junior Subordinated Debentures or the Property Trustee on behalf of the holders of Capital Securities will be entitled to receive or retain any payment in respect of the principal of or interest on the Junior Subordinated Debentures.

     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts then due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest on the Junior Subordinated Debentures.

     No payments on account of principal of or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) every obligation of such person for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest rate, foreign exchange rate and commodity forward contracts, options, swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; provided that "Senior Indebtedness" shall not include (a) any obligations of the Company which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (b) any obligations of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (c) any indebtedness of the Company to any of its subsidiaries, (d) any indebtedness of the Company to a person who is an employee of the Company incurred (i) as the deferred purchase price of property acquired by the Company and (ii) at the time of such acquisition, such person was not an employee of the Company, or (e) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

     The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company or any indebtedness or other liabilities that may be incurred by the Company's subsidiaries. As of June 30, 1997, Senior Indebtedness of the Company aggregated approximately $13.2 million, and the Company's subsidiaries had liabilities and other obligations of approximately $609.8 million to which the Junior Subordinated Debentures would be effectively subordinated.

     INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the Junior Subordinated Debentures:

         (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

        (ii)   failure to pay any principal on the Junior Subordinated

     Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

       (iii) failure to observe or perform in any material respect any other covenant contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of outstanding Junior Subordinated Debentures; or

        (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures may declare the principal due and payable immediately upon an Indenture Event of Default, and, should the Indenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee, and should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture, and should the holders of such Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case an Indenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

     As a holding company, the ability of the Company to make payments of interest and principal on the Junior Subordinated Debentures will be dependent primarily upon the receipt of dividends and other distributions from its subsidiaries. FATICO, which is the Company's principal subsidiary, is subject to regulatory restrictions on its ability to pay dividends or make other payments to the Company. In 1997, the maximum amount of dividends, loans and advances available to the Company from FATICO is $49.7 million. In addition, the right of the Company to participate in any distribution of assets of any subsidiary, including FATICO, upon such subsidiary's liquidation or reorganization or otherwise, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any claims of the Company as a creditor of such subsidiary may be recognized as such. Accordingly, the Capital Securities will effectively be subordinated to all existing and future liabilities and obligations of the Company's subsidiaries, and holders of the Capital Securities should look only to the assets of the Company for payments on the Capital Securities. As of June 30, 1997, the Company's subsidiaries had other liabilities and obligations of approximately $609.8 million.

     ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise due and payable (and after the expiration of any applicable cure period), a holder of Capital Securities (including New Capital Securities) may institute a Direct Action for payment. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. The Company shall have the right under the Indenture to set-off any payment made by the Company to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

     CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing;
(iii) if at the time any Capital Securities are outstanding, such transaction is permitted under the Declaration and Guarantee and does not give rise to any breach or violation of the Declaration or Guarantee; (iv) any such lease shall provide that it will remain in effect so long as any Junior Subordinated Debentures are outstanding; and (v) certain other conditions as prescribed in the Indenture are met.

     MODIFICATION OF INDENTURE

     From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially and adversely affect the interest of the holders of Junior Subordinated Debentures or any outstanding Capital Securities) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act of 1939, as amended, if any. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of outstanding Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such Junior Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debentures so affected, (i) change the stated maturity of Junior Subordinated Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of the Junior

Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

     DEFEASANCE AND DISCHARGE

     The Indenture provides that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including that described in the second paragraph under "Certain Covenants of the Company"), in each case if the Company deposits, in trust with the Indenture Trustee, money or U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, the Company is required to deliver to the Indenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Junior Subordinated Debentures to recognize income, gain or loss for United States federal income tax purposes and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to the effect received by the Company from the United States Internal Revenue Service or revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service.

     DISTRIBUTIONS OF JUNIOR SUBORDINATED DEBENTURES; BOOK-ENTRY ISSUANCE

     Under certain circumstances involving the termination of the Trust, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of global securities and certificated securities. DTC, or any successor depositary, will act as depositary for such global securities. It is anticipated that the depositary arrangements for such global securities would be substantially identical to those in effect for the Capital Securities. For a description of global securities and certificated securities, see "Book-Entry Issuance."

     There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

     PAYMENT AND PAYING AGENTS

     The Company initially will act as paying agent with respect to the Junior Subordinated Debentures except that, if the Junior Subordinated Debentures are distributed to the holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Indenture Trustee will act as the Paying Agent. The Company at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

     Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of or interest on any Junior Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

     GOVERNING LAW

     The Indenture and the Old Junior Subordinated Debentures are, and the New Junior Subordinated Debentures will be, governed by and construed in accordance with the laws of the State of New York.

     INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF GUARANTEE

     The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of such Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Company for the New Guarantee. Wilmington Trust Company will act as guarantee trustee ("Guarantee Trustee") under the New Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Securities.

     GENERAL

     The Company has irrevocably and unconditionally agreed (and under the New Guarantee will irrevocably and unconditionally agree) to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the redemption price with respect to any Trust Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities), the lesser of (a) the aggregate Liquidation Amount of the Trust Securities and all accrued and unpaid Distributions thereon to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Trust Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Securities, but will apply only to the extent that the Trust has sufficient funds available to make such payments.

     If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Trust Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all

Senior Indebtedness of the Company. See "--Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee--General."

     STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Trust Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon Distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Trust Securities.

     The obligations of the Company under the Guarantee will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. See "Risk Factors--Status of Company as Holding Company."

     AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially and adversely affect the rights of holders of the Trust Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Securities. The manner of obtaining any such approval will be as set forth under "Description of New Securities-- Description of New Capital Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the registered holders of the Trust Securities then outstanding.

     EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.
The holders of a majority in aggregate Liquidation Amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Trust Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

     INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Trust Security unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of all of the Trust Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon Distribution of Junior Subordinated Debentures to the holders of the Trust Securities in exchange for all of the Trust Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Securities must restore payment of any sums paid under the Trust Securities or the Guarantee.

     GOVERNING LAW

     The New Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES,
                    THE NEW JUNIOR SUBORDINATED DEBENTURES
                             AND THE NEW GUARANTEE

     Payments of Distributions and other amounts due on the Trust Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of New Securities--Description of New Guarantee." If and to the extent that the Company does not make payments under the Junior Subordinated Debentures when such payments are due and payable, the Trust will not pay Distributions or other amounts due on the Trust Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities (including New Capital Securities) may institute a legal proceeding directly against the Company under the Indenture to enforce payment of such Distributions to such holder after the respective due dates. Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover

Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under the Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a related payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of Trust Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness of the Company will not constitute a default or Indenture Event of Default. In addition, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an Indenture Event of Default under the Indenture.

LIMITED PURPOSE OF TRUST

     The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and the Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of Capital Securities and a holder of Junior Subordinated Debentures is that a holder of Junior Subordinated Debentures is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Securities--Description of New Capital Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Capital Securities), the position of a holder of Capital Securities and a holder of the Junior Subordinated

Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

                         DESCRIPTION OF OLD SECURITIES

     The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Registration Rights Agreement provides that, if (i) the Registration Statement of which this Prospectus forms a part (the "Exchange Registration Statement") is not filed with the Commission by September 19, 1997 (or, in certain limited circumstances, a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not filed with the Commission by a specified date), (ii) the Exchange Registration Statement is not declared effective by October 19, 1997 (or, in certain limited circumstances, the Shelf Registration Statement is not declared effective by a specified date) (the "Effectiveness Target Date"), (iii) the Exchange Offer is not consummated within 30 business days of the Effectiveness Target Date or (iv) if the Exchange Registration Statement (or, in certain limited circumstances, the Shelf Registration Statement) is filed and declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted Trust Securities without being succeeded within 60 days by an additional registration statement filed and declared effective that cures such failure (each, a "Registration Default"), then the Company will pay additional interest ("Additional Interest") in respect of the Old Junior Subordinated Debentures and corresponding additional Distributions ("Additional Distributions") will become payable on the Old Capital Securities, with respect to the first 30-day period immediately following the occurrence of such Registration Default, in an amount equal to 0.25% per week per $1,000 Liquidation Amount of Old Capital Securities. The amount of Additional Interest (and corresponding Additional Distributions) will increase by an additional 0.25% per week per $1,000 Liquidation Amount of Old Capital Securities with respect to each subsequent 30-day period until such Registration Default has been cured, up to a maximum amount of Additional Interest (and corresponding Additional Distributions) of 0.50% per week per $1,000 Liquidation Amount of Old Capital Securities. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such Additional Interest or Additional Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the principal United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the New Capital Securities. Unless otherwise stated, this summary only addresses the United States federal income tax consequences to U.S. Holders (defined below) who exchange Old Capital Securities for New Capital Securities pursuant to the Exchange Offer and hold New Capital Securities as capital assets. As used herein, a "U.S. Holder" means a holder that is for United States income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any State thereof (including the District of Columbia) or other partnership treated as a United States person under any applicable United States Treasury Regulations, excluding a partnership that meets such definition but is not treated as a United States person under any such Unites States Treasury Regulations, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all the substantial decisions of such trust. Notwithstanding the preceding sentence, to the extent provided in United States Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Holder. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the United States federal income tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers or traders in securities or currencies, tax-exempt investors, persons that hold Capital Securities as a position in a "straddle" or as part of a "hedging," "conversion" or "integrated" transaction for United States federal income tax purposes, persons that have a "functional currency" other than the U.S.
dollar or to holders that are not U.S. Holders. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of New Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations that are not binding on the Internal Revenue Service ("IRS"). Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the treatment described herein.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF AN EXCHANGE PURSUANT TO THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE NEW CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE NEW CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN SPECIAL EVENTS. SEE "DESCRIPTION OF NEW SECURITIES--DESCRIPTION OF NEW CAPITAL
SECURITIES--REDEMPTIONS."

EXCHANGE OFFER

     The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not constitute a material modification of the terms of the Old Capital Securities and, therefore, such exchange should not constitute an exchange for United States federal income tax purposes. Accordingly, such exchange should have no United States income tax consequences to U.S. Holders of Capital Securities and the holding period of the New Capital Securities will include the holding period of the Old Capital Securities and the basis of the New Capital Securities will be the same as the basis of the Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the New Capital Securities, under current law and assuming full compliance with the terms of the Declaration and other documents, the Trust will not be taxable as a corporation for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each holder of New Capital Securities will be required to include in its gross income its pro rata share of interest income, including, original issue discount ("OID"), paid or accrued on the Junior Subordinated Debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Company, the Trust and the holders of the New Capital Securities (by acceptance of a beneficial interest in a New Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness for all United States tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Except as set forth below, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

     Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest is remote. Based on the foregoing, the Company believes that the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a U.S. Holder should include in gross income such holder's allocable share of stated interest on the Junior Subordinated Debentures in accordance with such holder's regular method of tax accounting.

     Under the Regulations, if the Company exercised its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as having been reissued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a U.S. Holder's interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as income. Consequently, a U.S. Holder would be required to include stated interest on the Junior Subordinated Debentures in gross income, as OID, even though the Company would not make any actual cash payments with respect to such interest during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the IRS, and its is possible that the IRS could take a position contrary to the interpretation herein.

     Because income on the New Capital Securities will constitute interest or OID, corporate U.S. Holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the New Capital Securities.

     Subsequent use of the term "interest" in this summary includes income in the form of OID.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     As described under the caption "Description of New Securities-- Description of New Junior Subordinated Debentures--Distributions of New Junior Subordinated Debentures; Book-Entry Issuance," New Junior Subordinated Debentures may be distributed to holders in exchange for the New Capital Securities and in liquidation of the Trust. Under current law, such a distribution should be non-taxable, and should result in a U.S. Holder receiving directly its pro rata share of the New Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its New Capital Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the New Junior Subordinated Debentures, the distribution of the New Junior Subordinated Debentures to holders would be a taxable event to the Trust and to each holder and a U.S. Holder would recognize gain or loss as if the holder had exchanged its New Capital Securities for the New Junior Subordinated Debentures it received upon liquidation of the Trust. A U.S. Holder would accrue interest in respect of the New Junior Subordinated Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

     Under certain circumstances described herein (see "Description of New Securities--Description of New Capital Securities--Redemption"), the Junior Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their New Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed New Capital Securities for United States federal income tax purposes, and a U.S. Holder would recognize gain or loss as if it sold such redeemed New Capital Securities for cash. See "--Sales of New Capital Securities."

SALES OF NEW CAPITAL SECURITIES

     A U.S. Holder that sells New Capital Securities will recognize gain or loss equal to the difference between the amount realized by such holder on the sale of the New Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Junior Subordinated Debentures that the holder had not included in gross income previously) and the holder's adjusted tax basis in the New Capital Securities sold. Assuming that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, and the New Capital Securities are not considered issued with OID, a U.S. Holder's adjusted tax basis in the New Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID as result of the Company's deferral of any interest payment, or otherwise, a U.S. Holder's tax basis in the New Capital Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the New Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss. In the case of a noncorporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. Holder's holding period for such New Capital Securities exceeds one year and will be further reduced if such New Capital Securities were held for more than 18 months. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the New Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In the event of such a deferral, a U.S. Holder who disposes of its New Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debentures to the date of disposition as OID, but may not receive the cash related thereto. However, such holder will add such amount to its adjusted tax basis in the New Capital Securities. To the extent the selling price received by a U.S. Holder in respect of such New Capital Securities is less than the U.S. Holder's adjusted tax basis in such capital securities, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest income paid or accrued on the New Capital Securities held of record by a U.S. Holder (other than an "exempt recipient", including a corporation, a payee that is not a U.S. Holder that provides an appropriate certification and certain other persons) will be reported to the IRS. Backup withholding at a rate of 31% will apply to payments of interest to non-exempt U.S. Holders unless the U.S. Holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of New Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the U.S. Holder establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a U.S. Holder under the backup withholding rules will be allowed as a refund or a credit against such U.S. Holder's United States federal income tax liability, provided the required information is furnished to the IRS.

     These backup withholding tax and information reporting rules currently are under review by the United States Treasury Department and proposed Treasury regulations issued on April 15, 1996 would modify certain of such rules generally with respect to payment, made after December 31, 1997. Accordingly, the application of such rules to the New Capital Securities could be changed.

                              BOOK-ENTRY ISSUANCE

     The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co. as DTC's nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee only in amounts that would not cause a holder to own less than 100 New Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for New Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and CEDEL, S.A. ("CEDEL")), which may change from time to time.

DEPOSITARY PROCEDURES

     DTC has advised the Trust and the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Purchasers), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the

Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the aggregate Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. All interest in a Global Capital Security, including any held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the New Capital Securities, see "--Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE NEW CAPITAL SECURITIES REGISTERED IN THEIR NAME, WILL NOT RECEIVED PHYSICAL DELIVERY OF NEW CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF FOR ANY PURPOSE.

     The Property Trustee will treat the persons in whose names the New Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Accordingly, payments in respect of the Global Capital Security registered in the name DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the New Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Company, the Property Trustee or the Trust.
Neither the Trust, the Company nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes. Consequently, neither the Company, the Trust, the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any

Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     Except for trades involving only Euroclear or CEDEL participants, interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or CEDEL will be effected in the ordinary course in accordance with their respective rules and operating procedures.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the New Capital Securities represented by the Global Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is a Trust Enforcement Event, DTC reserves the right to exchange the Global Capital Securities for legended New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

     So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Capital Securities represented by the Global Capital Security for all purposes under the Declaration.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

     A Global Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing a Trust Enforcement Event or any event which after notice or lapse of time or both would be a Trust Enforcement Event under the Declaration. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any authorized denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

                          BENEFIT PLAN CONSIDERATIONS

     Before authorizing an investment in the New Capital Securities, fiduciaries of pension, profit sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans") should consider, among other matters,
(a) ERISA's fiduciary standards (including its prudence and diversification requirements), (b) whether such fiduciaries have authority to make such investment in the New Capital Securities under the applicable Plan (as defined herein) investment policies and governing instruments, and (c) rules under ERISA and the Code that prohibit Plans from engaging in "prohibited transactions."

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, including individual retirement accounts and Keogh plans subject to Section 4975 of the Code, from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar rules, as discussed below.

     The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans) and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the New Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such New Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities have been purchased, and will be held directly, by the Company.

     It is also possible that New Capital Securities received as the result of the Exchange Offer may qualify as "publicly offered securities" under the Plan Assets Regulation if, in addition to being offered pursuant to any effective registration statement, they are also "widely held" and "freely transferable" at the time of the Exchange Offer. Under the Plan Assets Regulation, a class of securities is "widely held" only if it is a class of securities owned by 100 or more investors independent of the issuer and each other. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held", no assurances can be given that will be true. If the New Capital Securities are "publicly offered securities" at the time of the Exchange Offer, the assets of the Trust would not be assets of the investing Plans.

     There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of New Capital Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Trustees, the Company and other persons, in providing services with respect to the Junior Subordinated Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Trust and/or the New Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if the Company is a Party in Interest with respect to an investing Plan, extensions of credit between the Company and the Trust (as represented by the Junior Subordinated Debentures and the New Guarantee) would likely be prohibited transactions under Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code unless covered by statutory or administrative exemptive relief. In addition, if the Company were considered to be a fiduciary with respect to the Trust as a result of certain powers it holds (such as the power to appoint, remove or replace the Trustees), the optional redemption or acceleration of the Junior Subordinated Debentures could be considered to be a prohibited transaction under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the New Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the New Capital Securities by a Plan or an entity using "plan assets." Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts) PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

     Because of ERISA's prohibitions and those of Section 4975 of the Code, the New Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the New Capital Securities that is a Plan or a Plan Asset Entity or investing "plan assets" of any Plan elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and the Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the New Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) the purchaser and holder is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) the purchase and holding of the New Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or another applicable exemption.

     Any Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire New Capital Securities or New Capital Securities should consult with their own counsel.

     Governmental Plans, as defined in Section 3(32) of ERISA, are not subject to ERISA, and are also not subject to the prohibited transaction provisions of
Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of government plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the New Capital Securities, and the considerations discussed above, to the extent applicable.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Old Securities where such Old Securities were acquired as a result of market-making activities or other trading activities. Each of the Company and the Trust has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the Expiration Date, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

     Neither the Company nor the Trust will receive any proceeds from any sale of New Securities by broker-dealers. New Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          For a period of 90 days after the Expiration Date the Company and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Trust have jointly and severally agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Securities) other than commissions or concessions of any broker-dealers and will indemnify the holders of the Old Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon for the Trust by Morris James Hitchens & Williams, Wilmington, Delaware, as special Delaware counsel to the Trust. The validity of the New Junior Subordinated Debentures and the New Guarantee will be passed upon for the Company and the Trust by White & Case, Los Angeles, California. White & Case will rely as to certain matters of Delaware law on the opinion of Morris James Hitchens & Williams. Certain United States federal income taxation matters also will be passed upon for the Company and the Trust by White & Case as special tax counsel to the Company.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The First American Financial Corporation (the "Company") is a California corporation.

     Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     The California indemnification statute, as provided in Section 317 of the California Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

     The Articles of Incorporation of the Company provide that: "The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Company, or anyone claiming on the Company's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Company to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

     The Bylaws of the Company provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary;
(ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification;
(iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through (iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Company: Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Company means any person appointed to serve on the Company's board of directors either by its shareholders or by the remaining board members.

     The Company's 1996 Stock Option Plan and the Company's 1997 Directors' Stock Plan (each, a "Plan") provide that, subject to certain conditions, "The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the [Compensation] Committee, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person."

     Under the Amended and Restated Declaration (the "Declaration") of First American Capital Trust I (the "Trust"), the Company has agreed to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) each Affiliate of the Property Trustee or the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees or agents of the Property Trustee and the Delaware Trustee (each, an "Indemnified Person") for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of such Indemnified Person) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under the Declaration.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrants, however, the Registrants have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 21.   EXHIBITS.

Exhibit Number                     Description

*    4.1       Junior Subordinated Indenture, dated as of April 22, 1997, between The First American Financial Corporation and Wilmington
               Trust Company, as Indenture Trustee (incorporated by reference from the Company's Quarterly Report on Form 10-Q for the
               quarter ended June 30, 1997).
     4.2       Form of New 8.50% Junior Subordinated Deferrable Interest
               Debenture.
     4.3       Certificate of Trust of First American Capital Trust I.
     4.4       Declaration of Trust of First American Capital Trust I, dated as of April 11, 1997.
*    4.5       Amended and Restated Declaration of Trust of First American
               Capital Trust I, dated as of April 22, 1997 (incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).
     4.6       Form of New 8.50% Capital Security (Liquidation Amount $1,000
               per Capital Security).
     4.7       Form of New Guarantee Agreement.
*    4.8       Registration Rights Agreement, dated as of April 22, 1997, among The First American Financial Corporation, First American
               Capital Trust I, Chase Securities Inc. and UBS Securities LLC
               (incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).
**   5.1       Opinion of White & Case as to the legality of the New Junior
               Subordinated Debentures and the New Guarantee.
**   5.2       Opinion of Morris James Hitchens & Williams as to the legality of the New Capital Securities.
**   8.1       Opinion of White & Case as to certain tax matters.
     12.1      Computation of Consolidated Ratio of Earnings to Fixed Charges.
     23.1      Consent of Price Waterhouse LLP.
**   23.2      Consent of White & Case (contained in the opinion filed as
               Exhibit 5.1 to this Registration Statement).
**   23.3      Consent of Morris James Hitchens & Williams (contained in the opinion filed as Exhibit 5.2 to this Registration Statement).

**   23.4      Consent of White & Case (contained in the opinion filed as
               Exhibit 8.1 to this Registration Statement).
     24        Powers of Attorney.
     25.1      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the
               Junior Subordinated Indenture.
     25.2      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the
               Amended and Restated Declaration of Trust of First American
               Capital Trust I.
     25.3      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust Company to act as trustee under the
               New Guarantee Agreement.
     99.1      Form of Letter of Transmittal and instructions thereto.
     99.2      Form of Notice of Guaranteed Delivery.
**   99.3      Form of Exchange Agency Agreement.


*    Incorporated by reference.
**   To be filed by amendment.

ITEM 22.   UNDERTAKINGS.

     (a) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on September 18, 1997.

                              THE FIRST AMERICAN FINANCIAL
                              CORPORATION



                              By:  /s/ Parker S. Kennedy*
                                   Parker S. Kennedy, President
                                   (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Date:  September 18, 1997     By:  /s/ D. P. Kennedy
                                   D.P. Kennedy, Chairman
                                   and Director


Date:  September 18, 1997     By:  /s/ Parker S. Kennedy*
                                   Parker S. Kennedy, President
                                   and Director


Date:  September 18, 1997     By:  /s/ Thomas A. Klemens
                                   Thomas A. Klemens, Executive
                                   Vice President,
                                   Chief Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)


*By /s/ Mark R Arnesen
    Mark R. Arnesen
    Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:  August 28, 1997        By: /s/ George L. Argyros*
                                   George L. Argyros, Director

Date:  August 28, 1997        By: /s/ Gary J. Beban*
                                   Gary J. Beban, Director

Date:  August 28, 1997        By: /s/ J. David Chatham*
                                   J. David Chatham, Director

Date:  August 28, 1997        By: /s/ William G. Davis*
                                   William G. Davis, Director

Date:  August 28, 1997        By: /s/ James L. Doti*
                                   James L. Doti, Director

Date:  August 28, 1997        By: /s/ Lewis W. Douglas, Jr.*
                                   Lewis W. Douglas, Jr., Director

Date:  August 28, 1997        By: /s/ Paul B. Fay, Jr.*
                                   Paul B. Fay, Jr., Director

Date:  August 28, 1997        By: /s/ Dale F. Frey*
                                   Dale F. Frey, Director

Date:  August 28, 1997        By: /s/ Robert B. Mclain*
                                   Robert B. McLain, Director

Date:  August 28, 1997        By: /s/ Anthony R. Moiso*
                                   Anthony R. Moiso, Director

Date:  August 28, 1997        By: /s/ R. J. Munzer*
                                   Rudolph J. Munzer, Director

Date:  August 28, 1997        By: /s/ Frank E. O'Bryan*
                                   Frank E. O'Bryan, Director

Date:  August 28, 1997        By: /s/ Roslyn B. Payne*
                                   Roslyn B. Payne, Director

Date:  August 28, 1997        By: /s/ Virginia Ueberroth*
                                   Virginia Ueberroth, Director

*By: /s/ Mark R Arnesen            Mark R Arnesen
     Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized,in the City of Santa Ana, State of California, on September 18, 1997.

                         FIRST AMERICAN CAPITAL TRUST I


                         By: /s/ Parker S. Kennedy*
                              Parker S. Kennedy,
                              Regular Trustee


                         By: /s/ Thomas A. Klemens
                              Thomas A. Klemens
                              Regular Trustee


*By /s/ Mark R Arnesen
    Mark R. Arnesen
    Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit Number                          Description

*    4.1            Junior Subordinated Indenture, dated as of April 22, 1997, between The First American Financial Corporation and
                    Wilmington Trust Company, as Indenture Trustee
                    (incorporated by reference from the Company's Quarterly
                    Report on Form 10-Q for the quarter ended June 30, 1997).
     4.2            Form of New 8.50% Junior Subordinated Deferrable Interest
                    Debenture.
     4.3            Certificate of Trust of First American Capital Trust I.
     4.4            Declaration of Trust of First American Capital Trust I,
                    dated as of April 11, 1997.
*    4.5            Amended and Restated Declaration of Trust of First
                    American Capital Trust I, dated as of April 22, 1997
                    (incorporated by reference from the Company's Quarterly
                    Report on Form 10-Q for the quarter ended June 30, 1997).
     4.6            Form of New 8.50% Capital Security (Liquidation Amount
                    $1,000 per Capital Security).
     4.7            Form of New Guarantee Agreement.
*    4.8            Registration Rights Agreement, dated as of April 22, 1997, among The First American Financial Corporation, First
                    American Capital Trust I, Chase Securities Inc. and UBS
                    Securities LLC (incorporated by reference from the
                    Company's Quarterly Report on Form 10-Q for the quarter
                    ended June 30, 1997).
**   5.1            Opinion of White & Case as to the legality of the New
                    Junior Subordinated Debentures and the New Guarantee.
**   5.2            Opinion of Morris James Hitchens & Williams as to the
                    legality of the New Capital Securities.
**   8.1            Opinion of White & Case as to certain tax matters.
     12.1           Computation of Consolidated Ratio of Earnings to Fixed
                    Charges.
     23.1           Consent of Price Waterhouse LLP.
**   23.2           Consent of White & Case (contained in the opinion filed as
                    Exhibit 5.1 to this Registration Statement).
**   23.3           Consent of Morris James Hitchens & Williams (contained in
                    the opinion filed as Exhibit 5.2 to this Registration
                    Statement).
**   23.4           Consent of White & Case (contained in the opinion filed as
                    Exhibit 8.1 to this Registration Statement).
     24             Powers of Attorney.
     25.1           Form T-1 Statement of Eligibility under the Trust
                    Indenture Act of 1939 of Wilmington Trust Company to act
                    as trustee under the Junior Subordinated Indenture.
     25.2           Form T-1 Statement of Eligibility under the Trust
                    Indenture Act of 1939 of Wilmington Trust Company to act
                    as trustee under the Amended and Restated Declaration of
                    Trust of First American Capital Trust I.
     25.3           Form T-1 Statement of Eligibility under the Trust
                    Indenture Act of 1939 of Wilmington Trust Company to act
                    as trustee under the New Guarantee Agreement.
     99.1           Form of Letter of Transmittal and instructions thereto.
     99.2           Form of Notice of Guaranteed Delivery.
**   99.3           Form of Exchange Agency Agreement.
_________________
*    Incorporated by reference.
**   To be filed by amendment.